                                                                     Exhibit 3.1
                                                                          PAGE 1

                               State of Delaware

                        Office of the Secretary of State


     I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF RESTATED CERTIFICATE OF INCORPORATION OF "SMITH INTERNATIONAL, INC." FILED IN THIS OFFICE ON THE NINETEENTH DAY OF MAY, A.D. 1983, AT 10:15 O'CLOCK A.M.





                        [SEAL]          /s/ William T. Quillen
                                        ----------------------
                                        William T. Quillen
                                        Secretary of State

                                        Authentication:  3967432
931895078                                     Date:  07/08/1993

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           SMITH INTERNATIONAL, INC.

     The undersigned, Jerry W. Neely and Raymond F. Schuler, certify that they are the Chairman of the Board and the Secretary, respectively, of SMITH INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), and do hereby further certify as follows.

          1. The name of the Corporation is Smith International, Inc., the name under which it was originally incorporated.

          2. The original Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware on March 25, 1983.

          3. This Restated Certificate of Incorporation was duly adopted by the written consent of the stockholders of the Corporation in accordance with Sections 228, 242 and 243 of the General Corporation Law of the State of Delaware.

          4. The text of the Certificate of Incorporation of the Corporation as amended hereby is restated to read in its entirety, as follows:

     FIRST:  The name of the Corporation is SMITH INTERNATIONAL, INC.

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 100 West Tenth Street in the City of Wilmington, County of New Castle. The name and address of its registered agent is the Corporation Trust Company, 100 West Tenth Street in the City of Wilmington, County of New Castle, State of Delaware.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 65,000,000, consisting of 60,000,000 shares of Common Stock, par value $1 per share (the "Common Stock"), and 5,000,000 shares of Preferred Stock, par value $1 per share (the "Preferred Stock").

     Shares of the Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors of the Corporation (the "Board of Directors") prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.

     FIFTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation.

     SIXTH: Bylaws shall not be made, repealed, altered, amended or rescinded by the stockholders of the Corporation except by the affirmative vote of the holders of not less than 75% of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, considered for purposes of this Article SIXTH as one class.

     SEVENTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors consisting of not less than six nor more than fifteen directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors.

        EIGHTH: The Board of Directors shall be and is divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors, with the term of office of the directors of one class expiring each year. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected, provided, however, that the directors elected to Class I at the 1983 annual meeting of stockholders, shall serve for a term ending on the date of the annual meeting, following the end of the calendar year 1983, the directors elected to Class II at the 1983 annual meeting of stockholders shall serve for a term ending on the date of the annual meeting next following the end of the calendar year 1984, and the directors elected to Class III at the 1983 annual meeting of stockholders shall serve for a term ending on the date of the annual meeting next following the end of the calendar year 1985. Each director shall hold office until the annual meeting for the year in which his term expires and until such director's successor shall be elected and qualified, subject, however, to such director's earlier death, resignation, disqualification or removal from office. In the event of any change in the authorized number of directors, the Board of Directors shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes, as shall, so far as possible, equalize the number of directors in each class. Any vacancy in the Board of Directors resulting from any increase in the number of directors and any other vacancy occurring in the Board of Directors may be filled by the Board of Directors acting by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, and any director so elected shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected. In no event will a decrease in the number of directors shorten the term of any incumbent director.

     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Article FOURTH applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article EIGHTH unless expressly provided by such terms.

     NINTH: Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the outstanding securities of the Corporation then entitled to vote generally in the election of directors, considered for purposes of this Article NINTH as one class.

     TENTH: Elections of directors at an annual or special meeting of stockholders shall by written ballot unless the Bylaws of the Corporation shall otherwise provide.

     ELEVENTH: Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly ___________? and called, as provided in the Bylaws of the Corporation, and may not be taken by a written consent of the stockholders pursuant to the General Corporation Law of the State of Delaware.

     TWELFTH: Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Secretary or by any two of the other officers of the Corporation. Special meetings of stockholders of the Corporation may not be called by any other person or persons.

     THIRTEENTH: The Corporation reserves the right to repeal, alter, amend, or rescind any provisions contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

     FOURTEENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder hereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

     IN WITNESS WHEREOF, SMITH INTERNATIONAL, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Jerry W. Neely, its Chairman of the Board, and attested by Raymond F. Schuler, its Secretary, this 19th day of May, 1983.

                                        SMITH INTERNATIONAL, INC.


                                        /s/ Jerry W. Neely
                                        ---------------------
                                        Jerry W. Neely
                                        Chairman of the Board

ATTEST:

  /s/ Raymond F. Schuler
  ----------------------
  Raymond F. Schuler
  Secretary

                               State of Delaware

                        Office of the Secretary of State


     I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF CERTIFICATE OF CHANGE OF ADDRESS OF REGISTERED AGENT AS IT APPLIES TO "SMITH INTERNATIONAL, INC." AS RECEIVED AND FILED IN THIS OFFICE ON THE TWENTY-SEVENTH DAY OF JULY, A.D. 1984, AT 4:30 O'CLOCK P.M.




                        [SEAL]          /s/ William T. Quillen
                                        ----------------------
                                        William T. Quillen
                                        Secretary of State

                                        Authentication:  3967435
931895078                                     Date:  07/08/1993

                      CERTIFICATE OF CHANGE OF ADDRESS OF
                   REGISTERED OFFICE AND OF REGISTERED AGENT
            PURSUANT TO SECTION 134 OF TITLE 8 OF THE DELAWARE CODE


     To:  DEPARTMENT OF STATE
          Division of Corporations
          Townsend Building
          Federal Street
          Dover, Delaware 19903


     Pursuant to the provisions of Section 134 of Title 8 of the Delaware Code, the undersigned Agent for service of process, in order to change the address of the registered office of the corporations for which it is registered agent, hereby certifies that:

    1.    The name of the agent is:   The Corporation Trust Company

    2.    The address of the old registered office was:

                                 100 West Tenth Street
                                 Wilmington, Delaware 19801

    3.    The address to which the registered office is to be changed is:

                                 Corporation Trust Center
                                 1209 Orange Street
                                 Wilmington, Delaware  19801

          The new address will be effective on July 30, 1984.

    4. The names of the corporations represented by said agent are set forth on the list annexed to this certificate and made a part hereof by reference.

                IN WITNESS WHEREOF, said agent has caused this certificate to be signed on its behalf by its Vice-President and Assistant Secretary this 25th day of July, 1984.

                                              THE CORPORATION TRUST COMPANY
                                        ----------------------------------------
                                                (Name of Registered Agent)

                                        By /s/ Virginia Coluill
                                           -----------------------
                                               Virginia Coluill
                                               (Vice-President)

ATTEST:

 /s/
    ---------------------
    (Assistant Secretary)

Page 1043
04-06-13  23146159

                                            STATE OF DELAWARE - DIVISION OF CORPORATIONS
                                                    CHANGE OF ADDRESS FILING FOR
                                                CORPORATION TRUST AS OF JULY 27, 1984
                                                              DOMESTIC
2005333 ASSOCIATED TRADING GROUP, INC.                                                   03/23/1983 D DE
2005334 ZEECON ADMIXTURES CORPORATION                                                    03/23/1983 D DE
2005336 SNA-COM ASSOCIATES INC.                                                          03/23/1983 D DE
2005338 MHGGAA CORPORATION                                                               03/23/1983 D DE
2005340 READING LIGNITE, INC.                                                            03/23/1983 D DE
2005342 KUBAHI INVESTMENT COMPANY, INC.                                                  03/23/1983 D DE
2005343 SEA BORNE YACHT CHARTERS, LTD.                                                   03/23/1983 D DE
2005345 SME BESSEMER CEMENT, INC.                                                        03/23/1983 D DE
2005346 PHOENIX YACHT CHARTERS, INC.                                                     03/23/1983 D DE
2005347 CORRECTIONAL SYSTEMS, INC.                                                       03/23/1983 D DE
2005348 AMERICAN ROOFING PROPERTIES, INC.                                                03/23/1983 D DE
2005350 GILG CORP.                                                                       03/23/1983 D DE
2005352 APOLLO HOLDINGS CORP.                                                            03/23/1983 D DE
2005354 FRADCO, INC.                                                                     03/23/1983 D DE
2005360 SOGETAL CORPORATION                                                              03/23/1983 D DE
2005366 KURTH MAILING CORPORATION                                                        03/23/1983 D DE
2005385 OXOCO INC.                                                                       03/23/1983 D DE
2005422 1301 NORTH STATE CORPORATION                                                     03/24/1983 D DE
2005424 MONSOON LIMITED                                                                  03/24/1983 D DE
2005426 HOSPITAL GROUP OF AMERICA, INC.                                                  03/24/1983 D DE
2005427 GULF STATES TOWING CO.                                                           03/24/1983 D DE
2005428 TURNER INTERNATIONAL (MICRONESIA) INC.                                           03/24/1983 D DE
2005429 PENNINGTON PROPERTIES CORP.                                                      03/24/1983 D DE
2005430 WASTE MANAGEMENT PARTNERS, INC.                                                  03/24/1983 D DE
2005431 GALE AND PINCUS                                                                  03/24/1983 D DE
2005432 INCON PACKAGING INC.                                                             03/24/1983 D DE
2005433 IMPERIAL FREEHOLDS CORPORATION, INC.                                             03/24/1983 D DE
2005492 MUNICIPAL SERVICES CORPORATION                                                   03/24/1983 D DE
2005496 MATHESON GAS PRODUCTS, INC.                                                      03/24/1983 D DE
2005502 SMITH INTERNATIONAL, INC.                                                        03/25/1983 D DE
2005503 KTK SKI CORPORATION                                                              03/25/1983 D DE
2005504 FACET AEROSPACE PRODUCTS COMPANY                                                 03/25/1983 D DE
2005505 ITT INDUSTRIAL TECHNOLOGY CORPORATION                                            03/25/1983 D DE
2005506 ITT DIVERSIFIED SERVICES CORPORATION                                             03/25/1983 D DE
2005507 CATHETER CORPORATION OF AMERICA                                                  03/25/1983 D DE
2005508 CLIFF INDUSTRIES TEXAS, INC.                                                     03/25/1983 D DE
2005509 ALL AMERICAN BURGER, INC.                                                        03/25/1983 D DE
2005510 ISLE ASSOCIATES, INC.                                                            03/25/1983 D DE
2005511 LASALLE BANKCORP, INC.                                                           03/25/1983 D DE
2005512 ITT NATURAL RESOURCES AND FOOD PRODUCTS CORPORATION                              03/25/1983 D DE
2005513 KIRK/ACORN INC.                                                                  03/25/1983 D DE
2005514 J.W. O'CONNOR AND CO. INCORPORATED                                               03/25/1983 D DE
2005515 COMMUNICATION SERVICES GROUP, INC.                                               03/25/1983 D DE
2005516 SEBAGO GROUP, INC.                                                               03/25/1983 D DE
2005527 DYNERGY SYSTEMS CORPORATION                                                      03/25/1983 D DE
2005556 WARNER SCIENTIFIC, INC.                                                          03/25/1983 D DE
2005558 DEXTER FIBERS, INC.                                                              03/25/1983 D DE

                               State of Delaware                          PAGE 1

                        Office of the Secretary of State


     I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "SMITH INTERNATIONAL, INC." FILED IN THIS OFFICE ON THE SIXTH DAY OF AUGUST, A.D. 1987, AT 9 O'CLOCK A.M.





                                        /s/ William T. Quillen
                            [seal]      ----------------------
                                        William T. Quillen
                                        Secretary of State

                                        Authentication:  3967438
931895078                                     Date:  07/08/1993

                            CERTIFICATE OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                           SMITH INTERNATIONAL, INC.
                           (Pursuant to Section 242)

Jerry W. Nealy and Ronald R. Randall certify that:

     1. They are the Chief Executive Officer/Chairman and Secretary, respectively, of SMITH INTERNATIONAL, INC., a Delaware corporation.

     2. Present Article Thirteenth and Article Fourteenth of the Restated Certificate of Incorporation shall be renumbered as Article Fourteenth and Article Fifteenth, respectively and the following Article shall be added as new Article Thirteenth and shall read as follows:

          THIRTEENTH: A. A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability
     (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this Article shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

          B.(1) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (2) of this Section B with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section B shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section B or otherwise.

          (2) If a claim under paragraph (1) of this Section B is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she had met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          (3) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section B shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Restate Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

          (4) The Corporation may maintain insurance, at its expense, to protect itself, any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

          (5) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the Corporation to the fullest extent of the provisions of this Section B with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

     3. The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors on July 8, 1987.

     4.   The effective date of this amendment shall be July 8, 1987.


                                        /s/ Jerry W. Neely
                                        --------------------------------
                                        Jerry W. Neely
                                        Chief Executive Officer Chairman


                                        /s/ Ronald R. Randall
                                        --------------------------------
                                        Ronald R. Randall
                                        Secretary



     The undersigned declare under penalty of perjury that the matters set forth in the foregoing certificate are true of their own knowledge. Executed at Newport Beach, California on July 30th, 1987.


                                        /s/ Jerry W. Neely
                                        --------------------------------
                                        Jerry W. Neely


                                        /s/ Ronald R. Randall
                                        --------------------------------
                                        Ronald R. Randall

                               State of Delaware

                        Office of the Secretary of State


     I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF COURT ORDERED AMENDMENT OF "SMITH INTERNATIONAL, INC." FILED IN THIS OFFICE ON THE NINETEENTH DAY OF NOVEMBER, A.D. 1987, AT 1 O'CLOCK A.M.





                        [SEAL]          /s/ William T. Quillen
                                        ----------------------------
                                        William T. Quillen,
                                        Secretary of State

                                        Authentication:  3967440
931895078                                     Date:  07/08/1993

                            CERTIFICATE OF AMENDMENT
                                       TO
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           SMITH INTERNATIONAL, INC.


          The undersigned, Jerry W. Neely and Ronald R. Randall, certify that they are the Chairman of the Board and the Secretary, respectively, of Smith International, Inc., a Delaware corporation (the "Corporation") and further certify, pursuant to Section 303 of the Delaware General Corporation Law, as follows:

     1. The Corporation is a Debtor and Debtor-in-Possession in a reorganization proceeding (the "Reorganization Proceeding") under Chapter 11 of the Bankruptcy Code, 11 U.S.C. ## 101 et seq., in the United States Bankruptcy Court for the Central District of California, the ("Bankruptcy Court"),
Case No. LA 86-03947-JD. The Bankruptcy Court has jurisdiction of the Reorganization Proceeding under the Bankruptcy Code for the reorganization of the Corporation. A final decree in the Reorganization Proceeding closing the case has not yet been entered.

     2. On November 12, 1987, the Bankruptcy Court entered an order in the Reorganization Proceeding (the "Confirmation Order") confirming the Corporation's Second Amended Plan of Reorganization (the "Plan"). The Plan and the Confirmation Order provide in part that the Restated Certificate of Incorporation of the Corporation, as heretofore amended, shall be further amended as set forth in Exhibit A attached hereto.

     3. No trustee, master or other representative has been appointed by the Bankruptcy Court in the Reorganization Proceeding. Provision for making this Certificate of Amendment by the undersigned officers is contained in the Confirmation Order. The Plan and the Confirmation Order are on file with the Clerk of the Bankruptcy Court.

     IN WITNESS WHEREOF, Smith International, Inc. has caused its corporate seal to be hereunto affixed and this

Certificate to be signed by Jerry W. Neely, its Chairman of the Board, and attested by Ronald R. Randall, its Secretary, this 17th day of November, 1987.

                                        SMITH INTERNATIONAL, INC.
(Corporate Seal)

                                        By: /s/ Jerry W. Neely
                                            ------------------------------
                                            Jerry W. Neely
                                            Chairman of the Board

Attest:

By: /s/ Ronald R. Randall
    ---------------------------
    Ronald R. Randall
    Secretary

                                   EXHIBIT A
                                       TO
                            CERTIFICATE OF AMENDMENT
                                       TO
                    RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            SMITH INTERNATIONAL,INC.

     The Corporation's Restated Certificate of Incorporation, as heretofore amended, is hereby further amended as follows:

     (a)  to add the following paragraph to the end of Article FOURTH:

          "The Corporation shall not issue any non-voting equity securities within the meaning of Section 1123(a)(6) of the Bankruptcy Code, 11 U.S.C. ## 101 et seq."

     (b) to renumber the present Articles THIRTEENTH, FOURTEENTH and FIFTEENTH as Articles FOURTEENTH, FIFTEENTH AND SIXTEENTH, respectively; and

     (c)  to add a new Article THIRTEENTH reading as follows:

     "THIRTEENTH. A. In addition to any affirmative vote required by law or this Restated Certificate of Incorporation or the Bylaws of the Corporation, and except as otherwise expressly provided in Section B of this Article THIRTEENTH, a Business Combination (as hereinafter defined) with, or proposed by or on behalf of, any Interested Stockholder (as hereinafter defined) or any Affiliate or Associate (as hereinafter defined) of any Interested Stockholder or any person who thereafter would be an Affiliate or Associate of such Interested Stockholder shall require the affirmative vote of not less than seventy-five percent (75%) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock (as hereinafter defined), voting together as a single class, excluding Voting Stock beneficially owned by such Interested Stockholder and its Affiliates and Associates. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.


     B. The provisions of Section A of this Article THIRTEENTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of this Restated Certificate of Incorporation or the Bylaws of the Corporation, or any agreement with any national securities exchange, if all of the conditions specified in either of the following Paragraphs 1 or 2 are met or, in the case of a Business Combination not involving the payment of consideration to the holders of the Corporation's outstanding Capital Stock (as hereinafter defined), if the condition specified in the following Paragraph 1 is met:

          1. The Business Combination shall have been approved, either specifically or as a transaction which is within an approved category of transactions, by a majority (whether such approval is made prior to or subsequent to the acquisition of, or announcement or public disclosure of the intention to acquire, beneficial ownership of the Voting Stock that caused the Interested Stockholder to become an Interested Stockholder) of the Continuing Directors (as hereinafter defined).

          2.  All of the following conditions shall have been met:

               a. The aggregate amount of cash and the Fair Market Value (as hereinafter defined), as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest amount determined under clauses (i), (ii), (iii) and
     (iv) below:

                    (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of Common Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of Common Stock (x) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date"), or (y) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock;

                    (ii) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested

     Stockholder (the "Determination Date"), whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock.

                    (iii) (if applicable) the price per share equal to the Fair Market Value per share of Common Stock determined pursuant to the immediately preceding clause (ii), multiplied by the ratio of (x) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fee) paid by or on behalf of the Interested Stockholder for any share of Common Stock in connection with the acquisition by the Interested Stockholder of the beneficial ownership of shares of Common Stock within the two-year period immediately prior to the Announcement Date, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock, to
     (y) the Fair Market Value per share of Common Stock on the first day in such two-year period on which the Interested Stockholder acquired beneficial ownership of any share of Common Stock, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock;

                    (iv) The Corporation's net income per share of Common Stock for the four full consecutive fiscal quarters immediately preceding the Announcement Date, multiplied by the higher of the then price-earnings multiple (if any) of such Interested Stockholder or the highest price/earnings multiple of the Corporation within the two-year period immediately preceding the Announcement Date (such price/earnings multiples being determined as customarily computed and reported in the financial community).

               (b) The aggregate amount of cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock, other than Common Stock, shall be at least equal to the highest amount determined under clauses (i), (ii), (iii) and (iv) below;

                    (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of such class or series of Capital Stock
     (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock;

                    (ii) the Fair Market Value per share of such class or series of Capital Stock on the Announcement Date or on the Determination Date, whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock;

                    (iii) (if applicable) the price per share equal to the Fair Market Value per share of such class or series of Capital Stock determined pursuant to the immediately preceding clause (ii), multiplied by the ratio of (x) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of such class or series of Capital Stock within the two-year period immediately prior to the Announcement Date, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock, to (y) the Fair Market Value per share of such class or series of Capital Stock on the first day in which such two-year period on which the Interested Stockholder acquired beneficial ownership of any share of such class or series of Capital Stock, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock; and

                    (iv) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Capital Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation regardless of whether the Business Combination to be consummated constitutes such an event.

The provisions of this Paragraph 2 shall be required to be met with respect to every class or series of outstanding Capital Stock, whether or not the Interested Stockholder has previously acquired beneficial ownership of any shares of a particular class or series of Capital Stock.

               c. The consideration to be received by holders of a particular class or series of outstanding Capital Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Stockholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the Interested Stockholder.

               d. After the Determination Date and prior to the consummation of such Business Combination: (i) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full periodic dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock; (ii) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Stock), except as approved by a majority of the Continuing Directors; (iii) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (iv) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Capital Stock except as part of the transaction that results in such Interested Stockholder becoming an Interested Stockholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Stockholder's percentage beneficial ownership of any class or series of Capital Stock.

               e. A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (the

     "Act") (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or not) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than the Interested Stockholder and its Affiliates or Associates, such investment banking firm to be paid a reasonable fee for its services by the Corporation.

                    f. Such Interested Stockholder shall not have made any major change in the Corporation's business or equity capital structure without the approval of a majority of the Continuing Directors.

     C.   The following definitions shall apply with respect to this Article
THIRTEENTH:

            1.      The term "Business Combination" shall mean:

                    a. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder or
     (ii) any other company (whether or not itself an Interested Stockholder) which is or after such merger or consolidation would be an Affiliate or Associate of an Interested Stockholder; or

                    b. any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder involving any assets, securities or commitments of the Corporation, any Subsidiary or any Interested Stockholder which (except for any arrangement, whether as employee, consultant or otherwise, other than as a director, pursuant to which any Interested Stockholder or any Affiliate or Associate thereof shall, directly or indirectly, have any control over or responsibility for the management of any aspect of the business or affairs of the Corporation, with respect to which arrangements the value tests set forth below shall not apply), together with all other such arrangements (including all contemplated future events), has an aggregate Fair Market value and/or involves aggregate commitments of $2,500,000 or more or constitutes more than 5 percent of the book value of the total assets (in the case of transactions involving assets or commitments other than capital stock) or 5 percent of the stockholders' equity (in the case of transactions in capital stock) of the entity in question (the "Substantial Part"), as reflected in the most recent fiscal year-end consolidated balance sheet of such entity existing at the time the stockholders of the Corporation would be required to approve or authorize the Business Combination involving the assets, securities and/or commitments constituting any Substantial Part; or

                    c. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation or for any amendment to the Corporation's Bylaws; or

                    d. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or
                    e. any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (a) to (d).

               2. The term "Capital Stock" shall mean all capital stock of the Corporation authorized to be issued from time to time under Article FOURTH of this Restated Certificate of Incorporation, and the term "Voting Stock" shall mean all Capital Stock with by its terms may be voted on all matters submitted to stockholders of the Corporation generally.

               3. The term "person" shall mean any individual, firm, company or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

               4. The term "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who (a) is or has announced or publicly disclosed a plan or intention to become the beneficial owner of Voting Stock representing twenty percent (20%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or (b) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock representing twenty percent (20%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock.

               5.   A person shall be a "beneficial owner" of any Capital Stock
     (a) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (b) which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or (c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purposes of determining whether a person is an Interested Stockholder pursuant to Paragraph 4 of this Section C, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this Paragraph 5 of Section C, but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

               6. The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Act as in effect on November 1, 1987 (the term "registrant" in said Rule 12b-2 meaning in this case the Corporation).

               7. The term "Subsidiary" means any company of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph 4 of this Section C, the term "Subsidiary" shall mean only a company of which a majority of each class of equity security is beneficially owned by the Corporation.

               8. The term "Continuing Directory" means any member of the Board of Directors of the Corporation (the "Board of Directors"), which such person is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director while such successor is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors.

               9. "Fair Market Value" means (a) in the case of cash, the amount of such cash: (b) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (c) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

                10. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in Paragraph 2.a and 2.b of Section B of this Article THIRTEENTH shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

        D. A majority of the Continuing Directors shall have the power and duty to determine for the purposes of this Article THIRTEENTH, on the basis of information known to them after reasonable inquiry, all questions arising under this Article THIRTEENTH, including, without limitation, (a) whether a person is an Interested Stockholder, (b) the number of shares of Capital Stock or other securities beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether a Proposed Action (as hereinafter defined) is with, or proposed by, or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder, (e) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation has, an aggregate Fair Market Value of $2,500,000 or more, and
(f) whether the assets or securities that are the subject of any Business Combination constitute a Substantial Part. Any such determination made in good faith shall be binding and conclusive on all parties.

        E. Nothing contained in this Article THIRTEENTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

        F. The fact that any Business Combination complies with the provisions of Section B of this Article THIRTEENTH shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

     G. For the purposes of this Article THIRTEENTH, a Business Combination or any proposal to amend, repeal, or adopt any provision of this Restated Certificate of Incorporation inconsistent with this Article THIRTEENTH (collectively, "Proposed Action") is presumed to have been proposed by, or on behalf of, an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder or a person who thereafter would become such if (1) after the Interested Stockholder became such, the Proposed Action is proposed following the election of any director of the Corporation who, with respect to such Interested Stockholder, would not qualify to serve as a Continuing Director or (2) such Interested Stockholder, Affiliate, Associate or person votes for or consents to the adoption of any such Proposed Action, unless as to such Interested Stockholder, Affiliate, Associate or person a majority of the Continuing Directors makes a good faith determination that such Proposed Action is not proposed by or on behalf of such Interested Stockholder, Affiliate, Associate or person, based on information known to them after reasonable inquiry.

     H. Notwithstanding any other provision of this Restated Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Restated Certificate of Incorporation or the Bylaws of the Corporation), any proposal to amend, repeal or adopt any provision of this Restated Certificate of Incorporation inconsistent with this Article THIRTEENTH which is proposed by or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder shall require the affirmative vote of the holders of not less than seventy-five percent (75%) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by such Interested Stockholder and its Affiliates and Associates; provided however, that this Section H shall not apply to, or such seventy-five percent (75%) vote shall not be required for, any amendment, repeal or adoption unanimously recommended by the Board of Directors if all of such directors are persons who would be eligible to serve as Continuing Directors within the meaning of Section C, Paragraph 8 of this Article THIRTEENTH.

                               STATE OF DELAWARE


                          OFFICE OF SECRETARY OF STATE

     I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF STOCK DESIGNATION OF SMITH INTERNATIONAL, INC. FILED IN THIS OFFICE ON THE TWENTIETH DAY OF JUNE, A.D. 1990, AT 10:45 O'CLOCK A.M.


[SEAL]

                                             /s/ Michael Harkins
                                             Michael Harkins, Secretary of State

                                             AUTHENTICATION: 12697725
                                             DATE: 06/20/1990

                  CERTIFICATE OF DESIGNATION, PREFERENCES AND
            RIGHTS OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                       of

                           SMITH INTERNATIONAL, INC.

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

          We, Douglas L. Rock, President and Chief Executive Officer, and Vivian M. Cline, Acting Secretary, of Smith International, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY
CERTIFY:

          That pursuant to the authority conferred upon the Board of Directors by the Restated Certificate of Incorporation of the said Corporation, the said Board of Directors on June 19, 1990, adopted the following resolution creating a series of 420,000 shares of Preferred Stock designated as Series A Junior Participating Preferred Stock:

          RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Restated Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" and the number of shares constituting such series shall be 420,000.

2.   Dividends and Distributions.

          (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), to be declared on the Common Stock, par value $1.00 per share, of the Corporation (the "Common Stock") with respect to the immediately preceding Quarterly Dividend Payment Date, or, in the case of the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after June 19, 1990 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately prior to the time when it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

          (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (B) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

          (C) If and whenever dividends on Series A Junior Participating Preferred Stock shall be in arrears and such arrears shall aggregate an amount at least equal to six quarterly dividends upon such stock, then and in such event, the holders of Series A Junior Participating Preferred Stock, voting separately as a class with the holders of shares of any one or more other series of preferred stock upon which like voting rights have been conferred, shall be entitled, at any annual meeting of the stockholders or special meeting held in place thereof, or at a special meeting called as hereinafter provided, to elect two directors. Whenever all arrears in dividends on the Series A Junior Participating Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly period shall also have been paid or declared and a sum sufficient for the payment thereof set aside, then the right of the holders of Series A Junior Participating Preferred Stock to elect such number of directors shall cease, but subject always to the same provisions for vesting of such voting rights in the case of any similar future arrearages in dividends. At any time after such voting power shall have so vested in the Series A Junior Participating Preferred Stock, the Secretary of the Corporation may, and upon the written request of the holders of record of 10% or more in amount of the Series A Junior Participating Preferred Stock then outstanding, addressed to him at the principal office of this corporation, shall call a special meeting of the holders of Series A Junior Participating Preferred Stock and the holders of any other stock entitled to vote with the Series A Junior Participating Preferred Stock at such meeting for the election of the directors to be elected by them as hereinafter provided, to be held within 30 days after such call and at the place and upon the notice provided by law and in the by-laws of the Corporation for the holding of meetings of stockholders; provided, however, that the Secretary shall not be required to call such special meeting in the case of any such request received less than 90 days before the date fixed for any annual meeting of stockholders. If any such special meeting required to be called as above provided shall not be called by the Secretary within 30 days after receipt of any such request, then the holders of record of 10% or more in amount of the series A Junior Participating Preferred Stock then outstanding may designate in writing one of their number to call such meeting, and the person so designated may call such meeting to be held at the place and upon the notice above provided, and for that purpose shall have access to the stock ledger of the Corporation. No such special meeting and no adjournment thereof shall be held on a date later than 30 days before the annual meeting of the stockholders or special meeting held in place thereof next succeeding the time when the holders of Series A Junior Participating Preferred Stock become entitled to elect directors as above provided. If any such special meeting shall be called as above provided and if the holders of at least a majority of the stock then outstanding and entitled to vote at such meeting shall be present or represented by proxy at such meeting or any adjournment thereof, then, by vote of the holders of at least a majority of such stock present or so represented at such meeting, the then authorized number of directors of the Corporation shall be increased by two, and at such meeting, the holders of such stock shall be entitled to elect the additional directors so provided for but any director so elected shall not be classified and shall not hold office beyond the annual meeting of the stockholders or special meeting held in place thereof next succeeding the time when the holder of such stock become entitled to elect directors as above provided.

Directors elected pursuant to this Section 3(C) shall hold office until the annual meeting of stockholders next succeeding their election and until their respective successors are duly elected and qualified. Notwithstanding the foregoing sentence, whenever the holders of Series A Junior Participating Preferred Stock (and the holders of any other stock entitled to vote with such stock) shall be divested of voting power as above provided, the terms of office of all persons elected as directors by such holders, voting separately, shall forthwith terminate, and the number of directors shall be reduced accordingly.

          (D) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

4.   Certain Restrictions.

          (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in
Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

                          (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

                          (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                          (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock;

                          (iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of

Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

6. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalization with respect to the Common Stock) (such number in clause (ii) immediately above being referred to as the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to one (1) with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

          (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

          (C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

8.   Redemption.

          (A) The outstanding shares of Series A Junior Participating Preferred Stock may be redeemed at the option of the Board of Directors as a whole, or in part, at any time, or from time to time, at a cash price per share equal to the product of the Adjustment Number times the Average Market Value (as such term is hereinafter defined) of the Common Stock on the date of mailing of the notice of redemption, plus all dividends which on the redemption date have accrued on the shares to be redeemed and have not been paid, or declared and a sum sufficient for the payment thereof set apart, without interest. The "Average Market Value" as of a particular date is the average of the closing sale prices of the Common Stock during the 10 consecutive Trading Day period immediately preceding such date on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on The New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the average of the closing sale prices with respect to a share of Common Stock during such 10-day period, as quoted on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value of the Common Stock as determined by the Board of Directors in good faith. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of New York are not authorized or obligated by law or executive order to close.

          (B) Notice of any such redemption shall be given by mailing to the holders of the Series A Junior Participating Preferred Stock a notice of such redemption, first class postage prepaid, not later than the thirtieth day and not earlier than the sixtieth day before the date fixed for redemption, at their last address as the same shall appear upon the books of the Company. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the shareholder received such notice, and failure duly to give such notice by mail, or any defect in such notice, to any holder of Series A Junior Participating Preferred Stock shall not affect the validity of the proceedings for the redemption of such Series A Junior Participating Preferred Stock as are to be redeemed, and the redemption shall be made by lot as determined by the Board of Directors.

        (C) The notice of redemption to each holder of Series A Junior Participating Preferred Stock shall specify (a) the number of shares of Series A Junior Participating Preferred Stock of such holder to be redeemed, (b) the date fixed for redemption, (c) the redemption price and (d) the place of payment of the redemption price.

        (D) If any such notice of redemption shall have been duly given or if the Company shall have given to the bank or trust company hereinafter referred to irrevocable written authorization promptly to give or complete such notice, and if on or before the redemption date specified therein the funds necessary for such redemption shall have been deposited by the Company with the bank or trust company designated in such notice, doing business in the Borough of Manhattan, the City of New York, State of New York, and having a capital, surplus and undivided profits aggregating at least $25,000,000 according to its last published statement of condition, in trust for the benefit of the holders of Series A Junior Participating Preferred Stock called for redemption, then, notwithstanding that any certificate for such shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit all such shares called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith cease and terminate, except the right of the holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest, and the right to exercise, up to the close of business on the fifth day before the date fixed for redemption, all privileges of conversion or exchange if any. In case less than all the shares represented by any surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. Any interest accrued on such funds shall be paid to the Company from time to time. Any funds so deposited and unclaimed at the end of six years from such redemption date shall be repaid to the Company, after which the holders of shares of Series A Junior Participating Preferred Stock called for redemption shall look only to the Company for payment thereof; provided that any funds so deposited which shall not be required for redemption because of the exercise of any privilege of conversion or exchange subsequent to the date of deposit shall be repaid to the Company forthwith.

9. Ranking. The Series A Junior Participating Preferred Stock shall rank (i) junior to all other series of the Corporation's Preferred Stock and (ii) senior to the Corporation's Common Stock, as to the payment of dividends and the distribution of assets, unless the terms of any such other stock shall provide otherwise.

10. Amendment. The Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

11. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holders fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed in its name this 19th day of June, 1990.

                                        SMITH INTERNATIONAL, INC.

                                        /s/ Douglas L. Rock
                                        --------------------------
                                        Douglas L. Rock
                                        President and Chief Execu-
                                        tive Officer



(Corporate Seal)

Attest:

/s/ Vivian M. Cline
- ----------------------
Vivian M. Cline
Acting Secretary

                               State of Delaware

                        Office of the Secretary of State

                                                                          PAGE 1

     I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CHANGE OF REGISTERED AGENT/OFFICE OF "SMITH INTERNATIONAL, INC." FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF AUGUST, A.D. 1992, AT 9 O'CLOCK A.M.
     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE APPROPRIATE COUNTY RECORDER OF DEEDS FOR RECORDING.

                         * * * * * * * * * * * * * * *





                               [SEAL]    /s/ William T. Quillen
                                         ---------------------------------
                                         William T. Quillen, Secretary of State

                                         AUTHENTICATION: #3967443

                                              DATE: 07/08/1993

            CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

                           AND OF REGISTERED AGENT


It is hereby certified that:

1.   The name of the corporation (hereinafter called the "corporation") is:
     SMITH INTERNATIONAL, INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 32 Loockerman Square, Suite L-100, Dover, Delaware 19901, County of Kent.

3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on    August 25         , 1992.


                               /s/ Neal S. Sutton
                               ------------------------------------------
                               Neal S. Sutton           (Vice)President


Attest:


/s/ Vivian M. Cline
- -----------------------------------------------
Vivian M. Cline        (Assistant)Secretary